EXHIBIT 16.1

Pritchett, Siler & Hardy, PC

Certified Public Accountants

January 25, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: DLT Resolution Inc.

Commission File No. 333-148546

We have read the statements that DLT Resolution Inc., included under Item 4.01 of the Form 8-K report dated January 25, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111	P 801-328-2727 F 801-328-1123